Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Strong First Quarter Earnings

of $7.5 Million, Declares Dividend of $0.19

BRYN MAWR, Pa., April 30, 2015 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $7.5 million and diluted earnings per share of $0.42 for the three months ended March 31, 2015, as compared to net income of $6.7 million and diluted earnings per share of $0.49 for the same period in 2014. Net income for the three months ended March 31, 2015 included pre-tax due diligence and merger-related expenses of $2.5 million, as compared to $264 thousand for the same period in 2014.

On a non-GAAP basis, net income, excluding tax-effected due diligence and merger-related expenses was $9.1 million, or $0.51 per diluted share, for the first quarter of 2015 as compared to $6.9 million, or $0.50 per diluted share, for the same period in 2014. Management believes these non-GAAP measures are important in evaluating the Corporation’s performance. A reconciliation of these non-GAAP to GAAP performance measures is included in the schedules accompanying this earnings release.

The merger with Continental Bank Holdings, Inc. (“CBHI”) (the “Merger”), which was completed on January 1, 2015, initially increased the Corporation’s total assets by $741 million and included $426 million of loans and $482 million of deposits. In addition, nine new full-service branches and one Life Care Community office were added, increasing the Corporation’s total number of full-service branches to twenty-nine, eight Life Care Community offices, five Wealth Management locations and two insurance agencies.

In addition to first quarter increases in net interest income, non-interest income and non-interest expense directly resulting from the Continental merger, the Corporation recorded first quarter increases in insurance revenues related to the October 2014 acquisition of Powers Craft Parker and Beard (“PCPB”) and first quarter increases in gain on sale of residential mortgage loans, as the roll-out of the mortgage banking initiative gains momentum.

“With the Continental merger closed and the staff hard at work integrating the two institutions, we are delighted to see the positive contributions from the insurance division as well as the early success of the mortgage initiative,” commented Frank Leto, President and Chief Executive Officer. Mr. Leto continued, “As we progress through 2015, with interest margins tightening, the continued diversification of our revenue streams will be key to our success. Our recently expanded branch network will provide significant opportunities to offer our wide array of financial solutions to both businesses and individuals in these new markets.”

On April 30, 2015, the Board of Directors of the Corporation declared a quarterly dividend of $0.19 per share, payable June 1, 2015 to shareholders of record as of May 12, 2015.

SIGNIFICANT ITEMS OF NOTE

Results of Operations

•	Net income of $7.5 million for the three months ended March 31, 2015 increased $805 thousand, or 12.0%, from $6.7 million for the same period in 2014.

•

Net interest income for the three months ended March 31, 2015 was $24.8 million, an increase of $6.1 million, or 32.4%, from $18.7 million for the same period in 2014. The increase in net interest income between the periods was largely related to the interest income generated by loans acquired in the Merger. Average portfolio loans for the three months ended March 31, 2015 increased by $530.3 million from the same period in 2014. The increase in interest income resulting from loans acquired in the Merger was partially offset by an increase in interest expense on interest-bearing deposits. Average interest bearing deposits for the three months ended March 31, 2014 increased by $502.3 million as compared to the same period in 2014, primarily related to the deposits acquired in Merger.

•	The tax-equivalent net interest margin of 3.79% for the three months ended March 31, 2015 was a 23 basis point decrease from 4.02% for the same period in 2014. The decrease was largely the result of the $533.7 million increase in average portfolio loans, accompanied by a 9 basis point decline in tax-equivalent yield on portfolio loans. In addition, average interest-bearing deposits increased by $502.3 million accompanied by a 1 basis point increase in the tax-equivalent rate paid on interest-bearing deposits. The decline in yield on portfolio loans was primarily related to the lower yields earned on the loans acquired in the Merger. On a linked-quarter basis, the tax-equivalent net interest margin decreased 5 basis points from 3.84% for the fourth quarter of 2014 to 3.79% for the first quarter of 2015.

•	Non-interest income for the three months ended March 31, 2015 increased $3.6 million as compared to the same period in 2014. Contributing to this increase was an increase of $916 thousand in insurance revenues, as the fees and commissions resulting from the addition of PCPB continue to increase this source of non-interest income. Also, an $814 thousand increase in gain on sale of available for sale investment securities was recorded, as certain longer-duration investment securities, which had been acquired from CBHI, were sold in order to shorten the overall duration of the combined portfolio. In addition, sales of residential mortgage loans increased as the mortgage banking initiative begins to roll out, with the gain on sale of residential mortgage loans increasing by $484 thousand, or 149.7%, for the three months ended March 31, 2015 as compared to the same period in 2014. Residential mortgage loans originated for resale during the first quarter of 2015 totaled $27.2 million, representing a 194.6% increase from the $9.2 million originated in the same period in 2014. Other operating income also increased by $847 thousand for the first quarter of 2015 as compared to the first quarter of 2014. The increase was partially related to a $448 thousand special dividend received from the Federal Home Loan Bank of Pittsburgh (the “FHLB”), in addition to increases in certain debit card fees as a result of the added volume from the Merger. Revenue from the Wealth Management Division continues to be strong, totaling $9.1 million for the first quarter of 2015 as compared to $8.9 million for the same period in 2014.

•	Non-interest expense for the three months ended March 31, 2015 increased $8.5 million, to $27.4 million, as compared to $18.9 million for the same period in 2014. Largely contributing to the increase was a $2.2 million increase in due diligence and merger-related expenses associated with the CBHI merger. In addition to the increase in merger costs, the Corporation recorded increases of $2.4 million in salary and wages, $750 thousand in employee benefits, $533 thousand in occupancy and bank premises, and $529 thousand in furniture fixtures and equipment expenses, all of which were primarily related to the new staff and branches added in the Merger. Also, other operating expense increased by $1.3 million for the three months ended March 31, 2015 as compared to the same period in 2014. Partially contributing to this increase was a $177 thousand prepayment of debt penalty associated with FHLB borrowings and a $343 thousand early termination fee related to the cancellation of two interest rate swaps acquired in the Merger.

•	Nonperforming loans and leases of $9.1 million as of March 31, 2015 were 0.44% of total portfolio loans and leases, as compared to $10.1 million, or 0.61% of total portfolio loans and leases as of December 31, 2014. The 17 basis point decrease in the ratio of nonperforming loans and leases to total portfolio loans was largely related to the $436.3 million increase in portfolio loans between the dates. For the three months ended March 31, 2015, the Corporation recorded net loan and lease charge-offs of $859 thousand, as compared to $495 thousand for the same period in 2014. The provision for loan and lease losses (the “Provision”) for the three months ended March 31, 2015 was $569 thousand as compared to $750 thousand for the same period in 2014. On a linked-quarter basis, the Provision for the first quarter of 2015 increased by $885 thousand from the $316 thousand release from the allowance for loan and lease losses (the “Allowance”) recorded in the fourth quarter of 2014.

Financial Condition – March 31, 2015 Compared to December 31, 2014

•	Total portfolio loans and leases of $2.09 billion as of March 31, 2015 increased by $436.3 million from December 31, 2014. The increase was primarily related to the $426.1 million of loans initially acquired from CBHI. Organic loan growth slowed during the first quarter of 2015, as we had anticipated, based on the lending pipeline as of December 31, 2014. However, the current pipeline is strong and we expect originations to accelerate as we progress through 2015.

•	The Allowance, as of March 31, 2015, was $14.3 million, or 0.68% of portfolio loans as compared to $14.6 million, or 0.88% of portfolio loans and leases, as of December 31, 2014. The decrease in Allowance as a percentage of portfolio loans and leases was primarily the result of the increase in the balance of portfolio loans from the Merger. In accordance with GAAP, the loans acquired in the Merger were marked to their fair value at acquisition. This fair value mark is comprised of an interest rate component and a credit component, with the credit component being an estimate of the expected lifetime credit losses in the acquired portfolio. As such, no additional Provision was recorded for the acquired loan portfolio. In order to consider this fact when evaluating the adequacy of the Allowance, in addition to other factors, management also considers two additional non-GAAP measures: the Allowance as a percentage of originated loans and leases, which was 0.90% as of March 31, 2015 as compared to 0.94% as of December 31, 2014, and the Allowance plus the remaining loan mark, as a percentage of gross loans, which was 1.61% as of March 31, 2015, as compared to 1.27% as of December 31, 2014.

•	Available for sale investment securities as of March 31, 2015 were $334.7 million, an increase of $105.2 million from December 31, 2014. As a result of the Merger, the Corporation acquired $181.8 million of available for sale investment securities. During the first quarter of 2015, the Corporation sold $63.2 million of these acquired available for sale investment securities in order to shorten the overall duration of the investment portfolio. Proceeds from the sale of available for sale investment securities along with excess cash were used to pay off $94.5 million of short-term FHLB advances assumed from CBHI which matured shortly after the Merger was completed, as well as the prepayment of $19.5 million of long-term FHLB advances which had also been assumed in the Merger.

•	Total assets as of March 31, 2015 were $2.94 billion, an increase of $696.7 million from December 31, 2014. The Continental merger accounted for an initial increase in total assets of $741.3 million. In addition, cash and cash equivalents increased $25.6 million and portfolio loans and leases increased $10.2 million. These increases were offset by a $76.7 million decrease in available for sale investment securities and a $5.0 million decrease in FHLB stock between the dates.

•	Deposits of $2.24 billion, as of March 31, 2015, increased $553.3 million from December 31, 2014. The Continental merger accounted for an initial increase in $481.7 million of deposits, which included $93.9 million of non-interest-bearing deposits. In addition, increases of $41.7 million and $29.9 million in non-interest-bearing deposits and interest-bearing deposits, respectively, were recorded between the dates. As of March 31, 2015, non-interest-bearing deposits comprised 26.0% of total deposits as compared to 26.5% as of December 31, 2014.

•	The capital ratios for the Bank and the Corporation, as shown in the attached tables, indicate levels well above the regulatory minimum to be considered “well capitalized.” All of the Bank’s and the Corporation’s capital ratios have increased from the levels present at December 31, 2014, largely as a result of the stock issued in the CBHI merger. In addition, increases in retained earnings and unrealized gains on available for sale investment securities contributed to the ratio increases.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Friday, May 1, 2015. Interested parties may participate by dialing (toll-free) 1-877-504-8812 (international (toll) 1-412-902-6656). A taped replay of the conference call will be available one hour after the conclusion of the call and will remain available through May 15, 2015. The taped replay may be accessed by dialing (toll-free) 1-877-344-7529 (international (toll) 1-412-317-0088) and the conference number is 10062202.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://services.choruscall.com/links/bmtc150501.html. An online archive of the webcast will be available within one hour of the conclusion of the call. The

Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, that the integration of CBHI’s business with the Corporation may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014

Interest income	$26,754	$21,055	$20,749	$20,941	$20,161
Interest expense	1,959	1,568	1,573	1,499	1,438

Net interest income	24,795	19,487	19,176	19,442	18,723
Provision for loan and lease losses	569	(316)	550	(100)	750

Net interest income after provision for loan and lease losses	24,226	19,803	18,626	19,542	17,973

Fees for wealth management services	9,105	9,263	9,099	9,499	8,913
Loan servicing and other fees	591	450	431	428	446
Service charges on deposits	712	658	663	656	601
Net gain on sale of residential mortgage loans	808	471	440	537	324
Net gain (loss) on sale of investment securities available for sale	810	390	—	85	(4)
Net gain (loss) on sale of other real estate owned	15	4	(49)	220	—
Bank owned life insurance income	183	84	76	74	81
Insurance revenue	1,021	795	164	157	105
Other operating income	1,520	768	719	1,101	673

Non-interest income	14,765	12,883	11,543	12,757	11,139

Salaries and wages	10,870	9,869	9,110	9,694	8,440
Employee benefits	2,729	1,900	1,652	1,809	1,979
Occupancy and bank premises	2,466	1,808	1,881	1,683	1,933
Furniture, fixtures and equipment	1,512	1,358	1,078	1,089	983
Advertising	557	400	310	455	339
Amortization of intangible assets	982	753	633	636	637
Due diligence and merger-related expenses	2,501	957	775	377	264
Professional fees	673	809	701	914	593
Pennsylvania bank shares tax	433	64	412	412	368
Other operating expenses	4,706	4,014	3,409	3,557	3,363

Non-interest expense	27,429	21,932	19,961	20,626	18,899

Income before income taxes	11,562	10,754	10,208	11,673	10,213
Income tax expense	4,068	3,710	3,702	4,069	3,524

Net income	$7,494	$7,044	$6,506	$7,604	$6,689

Per share data:
Weighted average shares outstanding	17,545,802	13,646,098	13,600,348	13,531,155	13,485,213
Dilutive common shares	357,456	296,682	272,516	304,998	304,828

Adjusted weighted average dilutive shares	17,903,258	13,942,780	13,872,864	13,836,153	13,790,041

Basic earnings per common share	$0.43	$0.52	$0.48	$0.56	$0.50

Diluted earnings per common share	$0.42	$0.51	$0.47	$0.55	$0.49

Dividend declared per share	$0.19	$0.19	$0.19	$0.18	$0.18

Effective tax rate	35.2%	34.5%	36.3%	34.9%	34.5%

Supplemental Non-GAAP Performance Measures* (Includes Reconciliation of Non-GAAP to GAAP Performance Measures)

Net income (a GAAP measure)	$7,494	$7,044	$6,506	$7,604	$6,689
add: tax-effected** due diligence and merger-related expenses	1,626	622	504	245	172

Net income excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	$9,120	$7,666	$7,010	$7,849	$6,861

Basic earnings per common share excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	$0.52	$0.56	$0.52	$0.58	$0.51

Diluted earnings per common share excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	$0.51	$0.55	$0.51	$0.57	$0.50

*	The Corporation believes the presentation of the above non-GAAP financial measure provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations of the Corporation. Management uses this non-GAAP financial measure in its analysis of the Corporation’s performance. This non-GAAP disclosure should not be viewed as a substitute for the financial measure determined in accordance with GAAP, nor is it necessarily comparable to a non-GAAP performance measure that may be presented by other companies
**	assumed nominal tax rate of 35%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Assets

Interest-bearing deposits with banks	$244,248	$202,552	$56,253	$85,946	$59,248
Investment securities - available for sale	334,746	229,577	265,939	266,402	272,599
Investment securities - trading	4,035	3,896	3,803	3,597	3,517
Loans held for sale	6,656	3,882	1,375	1,631	1,340
Portfolio loans:
Consumer	20,204	18,480	16,810	18,907	18,104
Commercial & industrial	457,432	335,645	342,524	334,474	334,295
Commercial mortgages	892,675	689,528	683,558	666,924	640,574
Construction	81,408	66,267	59,923	55,051	44,060
Residential mortgages	379,363	313,442	314,127	310,491	301,532
Home equity lines & loans	209,037	182,082	183,314	185,593	186,277
Leases	48,412	46,813	44,982	44,102	40,988

Total portfolio loans and leases	2,088,531	1,652,257	1,645,238	1,615,542	1,565,830

Earning assets	2,678,216	2,092,164	1,972,608	1,973,118	1,902,534

Cash and due from banks	17,269	16,717	11,312	17,018	14,696
Allowance for loan and lease losses	(14,296)	(14,586)	(15,599)	(15,470)	(15,770)
Premises and equipment	42,888	33,748	32,733	32,679	32,473
Accrued interest receivable	7,465	5,560	5,661	5,526	5,687
Mortgage servicing rights	4,815	4,765	4,796	4,760	4,734
Goodwill	101,619	35,781	32,843	32,843	32,843
Other intangible assets	26,522	22,521	17,459	18,092	18,728
Bank owned life insurance	32,772	20,535	20,451	20,375	20,301
FHLB stock	11,541	11,523	12,889	12,775	11,911
Deferred income taxes	12,057	7,209	5,786	5,984	7,517
Other investments	9,238	5,226	4,592	4,507	4,392
Other assets	13,073	5,343	18,351	19,018	19,770

Total assets	$2,943,179	$2,246,506	$2,123,882	$2,131,225	$2,059,816

Liabilities and shareholders’ equity

Interest-bearing deposits:
Interest-bearing checking	$349,582	$277,228	$256,890	$263,247	$269,409
Money market	717,441	566,354	550,238	559,070	556,076
Savings	184,819	138,992	142,364	145,312	141,979
Wholesale non-maturity deposits	69,555	66,693	41,290	41,840	42,704
Wholesale time deposits	73,476	73,458	60,171	50,152	34,104
Retail time deposits	263,996	118,400	121,158	123,572	130,983

Total interest-bearing deposits	1,658,869	1,241,125	1,172,111	1,183,193	1,175,255

Non-interest-bearing deposits	582,495	446,903	438,221	436,739	404,340

Total deposits	2,241,364	1,688,028	1,610,332	1,619,932	1,579,595

Long-term FHLB advances and other borrowings	250,088	260,146	230,574	233,132	214,640
Short-term borrowings	38,372	23,824	13,980	13,320	10,739
Other liabilities	35,452	29,034	21,387	21,470	19,365
Shareholders’ equity	377,903	245,474	247,609	243,371	235,477

Total liabilities and shareholders’ equity	$2,943,179	$2,246,506	$2,123,882	$2,131,225	$2,059,816

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Assets

Interest-bearing deposits with banks	$206,694	$115,276	$78,324	$70,775	$67,809
Investment securities - available for sale	370,293	252,422	265,491	271,830	281,572
Investment securities - trading	3,897	3,804	3,599	3,518	3,438
Loans held for sale	3,470	982	1,116	1,280	504
Portfolio loans and leases	2,079,412	1,654,239	1,629,102	1,599,104	1,549,161

Earning assets	2,663,766	2,026,723	1,977,632	1,946,507	1,902,484

Cash and due from banks	19,092	13,795	12,739	12,067	12,302
Allowance for loan and lease losses	(14,866)	(15,837)	(15,672)	(16,073)	(15,761)
Premises and equipment	44,681	33,290	32,763	32,829	32,358
Goodwill	98,744	35,539	32,843	32,843	32,843
Other intangible assets	26,316	23,392	17,821	18,459	19,095
Bank owned life insurance	32,655	20,478	20,402	20,327	20,252
FHLB stock	11,928	11,419	12,864	12,663	11,915
Deferred income taxes	10,449	2,941	5,926	7,119	7,908
Other assets	25,391	31,102	30,491	29,750	29,940

Total assets	$2,918,156	$2,182,842	$2,127,809	$2,096,491	$2,053,336

Liabilities and shareholders’ equity

Interest-bearing deposits:
Interest-bearing checking	$341,756	$259,408	$255,601	$264,087	$263,612
Money market	724,806	553,708	565,803	556,241	545,108
Savings	185,848	143,650	143,877	143,418	137,812
Wholesale non-maturity deposits	66,677	60,197	43,256	42,970	41,828
Wholesale time deposits	73,443	68,525	54,976	48,791	35,133
Retail time deposits	267,800	120,855	121,986	127,167	134,574

Total interest-bearing deposits	1,660,330	1,206,343	1,185,499	1,182,674	1,158,067

Non-interest bearing deposits	534,403	446,252	426,883	416,104	415,514

Total deposits	2,194,733	1,652,595	1,612,382	1,598,778	1,573,581

Long-term FHLB advances and other borrowings	266,342	237,835	235,091	222,851	212,405
Short-term borrowings	55,207	19,407	14,074	17,220	13,090
Other liabilities	30,935	24,070	22,298	19,368	22,546
Shareholders’ equity	370,939	248,935	243,964	238,274	231,714

Total liabilities and shareholders’ equity	$2,918,156	$2,182,842	$2,127,809	$2,096,491	$2,053,336

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax-Equivalent Interest Income and Expense and Tax-Equivalent Yields - (unaudited)

	For The Three Months Ended
	March 31, 2015			December 31, 2014			September 30, 2014			June 30, 2014			March 31, 2014
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$206,694	$115	0.23%	$115,276	$65	0.22%	$78,324	$46	0.23%	$70,775	$44	0.25%	$67,809	$37	0.22%
Investment securities - available for sale:
Taxable	335,208	1,336	1.62%	221,190	973	1.75%	230,457	884	1.52%	235,853	903	1.54%	245,006	972	1.61%
Tax-exempt	35,085	203	2.35%	31,232	142	1.80%	35,034	149	1.69%	35,977	151	1.68%	36,566	153	1.70%

Total investment securities - available for sale	370,293	1,539	1.69%	252,422	1,115	1.75%	265,491	1,033	1.54%	271,830	1,054	1.56%	281,572	1,125	1.62%

Investment securities - trading	3,897	4	0.42%	3,804	9	0.94%	3,599	9	0.99%	3,518	17	1.94%	3,438	7	0.83%

Loans and leases *	2,082,882	25,226	4.91%	1,655,221	19,972	4.79%	1,630,218	19,767	4.81%	1,600,384	19,936	5.00%	1,549,665	19,107	5.00%

Total interest-earning assets	2,663,766	26,884	4.09%	2,026,723	21,161	4.14%	1,977,632	20,855	4.18%	1,946,507	21,051	4.34%	1,902,484	20,276	4.32%

Cash and due from banks	19,092			13,795			12,739			12,067			12,302
Less: allowance for loan and lease losses	(14,866)			(15,837)			(15,672)			(16,073)			(15,761)
Other assets	250,164			158,161			153,110			153,990			154,311

Total assets	$2,918,156			$2,182,842			$2,127,809			$2,096,491			$2,053,336

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,252,410	$594	0.19%	$956,766	$422	0.17%	$965,281	$430	0.18%	$963,746	$420	0.17%	$946,532	$405	0.17%
Wholesale deposits	140,120	188	0.54%	128,722	190	0.59%	98,232	175	0.71%	91,761	147	0.64%	76,961	114	0.60%
Time deposits	267,800	246	0.37%	120,855	143	0.47%	121,986	137	0.45%	127,167	146	0.46%	134,574	170	0.51%

Total interest-bearing deposits	1,660,330	1,028	0.25%	1,206,343	755	0.25%	1,185,499	742	0.25%	1,182,674	713	0.24%	1,158,067	689	0.24%

Borrowings:
Short-term borrowings	55,207	11	0.08%	19,407	4	0.08%	14,074	3	0.08%	17,220	5	0.12%	13,090	3	0.09%
Long-term FHLB advances and other borrowings	266,342	920	1.40%	237,835	809	1.35%	235,091	828	1.40%	222,851	781	1.41%	212,405	746	1.42%

Total borrowings	321,549	931	1.17%	257,242	813	1.25%	249,165	831	1.32%	240,071	786	1.31%	225,495	749	1.35%

Total interest-bearing liabilities	1,981,879	1,959	0.40%	1,463,585	1,568	0.43%	1,434,664	1,573	0.43%	1,422,745	1,499	0.42%	1,383,562	1,438	0.42%

Noninterest-bearing deposits	534,403			446,252			426,883			416,104			415,514
Other liabilities	30,935			24,070			22,298			19,368			22,546

Total noninterest-bearing liabilities	565,338			470,322			449,181			435,472			438,060

Total liabilities	2,547,217			1,933,907			1,883,845			1,858,217			1,821,622

Shareholders’ equity	370,939			248,935			243,964			238,274			231,714

Total liabilities and shareholders’ equity	$2,918,156			$2,182,842			$2,127,809			$2,096,491			$2,053,336

Interest income to earning assets			4.09%			4.14%			4.18%			4.34%			4.32%

Net interest spread			3.69%			3.71%			3.75%			3.92%			3.90%
Effect of noninterest-bearing sources			0.10%			0.13%			0.12%			0.11%			0.12%

Tax-equivalent net interest income/ margin on earning assets		$24,925	3.79%		$19,593	3.84%		$19,282	3.87%		$19,552	4.03%		$18,838	4.02%

Tax-equivalent adjustment		$130	0.02%		$106	0.02%		$106	0.02%		$110	0.02%		$115	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
Accretion of fair value marks on loans		$1,127			$513			$516			$941			$761
Accretion of fair value marks on time deposits		245			4			6			6			7
Accretion of fair value marks on borrowings		70			30			30			30			30

Net interest income from fair value marks		$1,442			$547			$552			$977			$798

Effect of fair value mark accretion on tax-equivalent net interest margin		0.22%			0.11%			0.11%			0.20%			0.17%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Asset Quality Data

Nonaccrual loans and leases	$9,130	$10,096	$8,336	$8,388	$10,236
90 days or more past due loans, still accruing	—	—	—	—	—

Nonperforming loans and leases	9,130	10,096	8,336	8,388	10,236
Other real estate owned	1,532	1,147	894	853	1,040

Total nonperforming assets	$10,662	$11,243	$9,230	$9,241	$11,276

Troubled debt restructurings included in nonperforming assets	$4,217	$4,315	$1,725	$1,597	$2,698
Troubled debt restructurings in compliance with modified terms	4,145	4,157	6,913	7,487	6,667

Total troubled debt restructurings	$8,362	$8,472	$8,638	$9,084	$9,365

Nonperforming loans and leases / portfolio loans & leases	0.44%	0.61%	0.51%	0.52%	0.65%
Nonperforming assets / total assets	0.36%	0.50%	0.43%	0.43%	0.55%
Net loan and lease charge-offs / average loans and leases (annualized)	0.16%	0.17%	0.10%	0.05%	0.13%
Delinquency rate* - Performing and nonperforming loans and leases 30 days or more past due	0.51%	0.50%	0.48%	0.64%	0.59%
Performing loans and leases - 30-89 days past due	$3,361	$2,232	$1,739	$3,743	$1,815
Delinquency rate* - Performing loans and leases - 30-89 days past due	0.16%	0.13%	0.11%	0.23%	0.12%
* as a percentage of total loans and leases

Changes in the allowance for loan and lease losses:

Balance, beginning of period	$14,586	$15,599	$15,470	$15,770	$15,515
Charge-offs	(928)	(864)	(493)	(304)	(538)
Recoveries	69	167	72	104	43

Net charge-offs	(859)	(697)	(421)	(200)	(495)
Provision for loan and lease losses	569	(316)	550	(100)	750

Balance, end of period	$14,296	$14,586	$15,599	$15,470	$15,770

Total Allowance / Total Portfolio loans and leases	0.68%	0.88%	0.95%	0.96%	1.01%
Allowance on originated loans and leases / Originated loans and leases (a non-GAAP measure)	0.90%	0.94%	1.01%	1.01%	1.09%
(Total Allowance + Loan mark) / Total Gross portfolio loans and leases (a non-GAAP measure)	1.61%	1.27%	1.36%	1.42%	1.54%
Total Allowance / nonperforming loans and leases	156.6%	144.5%	187.1%	184.4%	154.1%

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures

Total Allowance	$14,296	$14,586	$15,599	$15,470	$15,770
less: Allowance on acquired loans	125	86	273	479	396

Allowance on originated loans and leases	$14,171	$14,500	$15,326	$14,991	$15,374

Total Allowance	$14,296	$14,586	$15,599	$15,470	$15,770
Loan mark on acquired loans	19,708	6,422	6,932	7,510	8,483

Total Allowance + Loan mark	$34,004	$21,008	$22,531	$22,980	$24,253

Total Portfolio loans and leases	$2,088,532	$1,652,257	$1,645,238	$1,615,542	$1,565,830
less: Originated loans and leases	1,571,377	1,535,003	1,516,104	1,479,526	1,415,317

Net acquired loans	$517,155	$117,254	$129,134	$136,016	$150,513
add: Loan mark on acquired loans	19,708	6,422	6,932	7,510	8,483

Gross acquired loans (excludes loan mark)	$536,863	$123,676	$136,066	$143,526	$158,996
Originated loans and leases	1,571,377	1,535,003	1,516,104	1,479,526	1,415,317

Total Gross portfolio loans and leases	$2,108,240	$1,658,679	$1,652,170	$1,623,052	$1,574,313

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Selected ratios (annualized):

Return on average assets	1.04%	1.28%	1.21%	1.45%	1.32%
Return on average shareholders’ equity	8.19%	11.23%	10.58%	12.80%	11.71%
Return on average tangible equity (2)	12.36%	14.71%	13.35%	16.31%	15.10%
Tax-equivalent yield on loans and leases	4.91%	4.79%	4.81%	5.00%	5.00%
Tax-equivalent yield on interest-earning assets	4.09%	4.14%	4.18%	4.34%	4.32%
Cost of interest-bearing funds	0.40%	0.43%	0.43%	0.42%	0.42%
Tax-equivalent net interest margin	3.79%	3.84%	3.87%	4.03%	4.02%
Book value per share	$21.26	$17.83	$18.03	$17.74	$17.24
Tangible book value per share	$14.05	$13.59	$14.37	$14.03	$13.47
Shares outstanding at end of period	17,777,628	13,769,336	13,730,581	13,719,337	13,656,979

Selected data:

Mortgage loans originated	$35,728	$29,929	$29,861	$39,575	$17,892

Residential mortgage loans sold - servicing retained	$24,569	$14,382	$16,237	$15,154	$9,086
Residential mortgage loans sold - servicing released	2,644	92	539	—	152

Total residential mortgage loans sold	$27,213	$14,474	$16,776	$15,154	$9,238

Yield on residential mortgage loans sold	2.97%	3.25%	2.62%	3.54%	3.51%

Residential mortgage loans serviced for others	$591,989	$590,659	$594,156	$594,660	$598,338

Total wealth assets under management, administration, supervision and brokerage (1)	$7,816,441	$7,699,908	$7,580,779	$7,569,842	$7,361,977

(1)	Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(2)	Average tangible equity equals average shareholders’ equity minus average goodwill and average other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

Investment Portfolio - Available for Sale	As of March 31, 2015			As of December 31, 2014
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)

U.S. Treasury securities	$102	$102	$—	$102	$100	$(2)
Obligations of the U.S. Government and agencies	89,078	89,669	591	66,881	66,762	(119)
State & political subdivisions	32,128	32,261	133	28,955	29,045	90
Mortgage-backed securities	159,472	162,370	2,898	79,498	81,382	1,884
Collateralized mortgage obligations	32,412	32,759	347	34,618	34,797	179
Other debt securities	1,900	1,900	—	1,900	1,900	—
Bond mutual funds	11,956	11,883	(73)	11,956	11,835	(121)
Other investments	3,674	3,802	128	3,643	3,756	113

Total investment portfolio available for sale	$330,722	$334,746	$4,024	$227,553	$229,577	$2,024

Capital Ratios
	Regulatory Minimum To Be Well Capitalized	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Bryn Mawr Trust Company

Tier I capital to risk weighted assets (“RWA”)	8.00%	12.38%	11.32%	11.60%	11.68%	11.65%
Total (Tier II) capital to RWA	10.00%	13.05%	12.19%	12.54%	12.62%	12.63%
Tier I leverage ratio	5.00%	9.52%	8.98%	9.39%	9.51%	9.43%
Tangible equity ratio	N/A	8.42%	8.19%	9.21%	9.18%	9.18%
Common equity Tier I capital to RWA	4.50%	12.38%	N/A	N/A	N/A	N/A

Bryn Mawr Bank Corporation

Tier I capital to RWA	8.00%	12.63%	12.00%	12.05%	11.85%	11.71%
Total (Tier II) capital to RWA	10.00%	13.30%	12.87%	12.99%	12.79%	12.69%
Tier I leverage ratio	5.00%	9.77%	9.43%	9.77%	9.67%	9.50%
Tangible equity ratio	N/A	8.87%	8.61%	9.58%	9.32%	9.23%
Common equity Tier I capital to RWA	4.50%	12.63%	N/A	N/A	N/A	N/A